EXHIBIT 11
                                 U S WEST, Inc.
                    Computation of Earnings Per Common Share
                    (In Thousands, Except Per Share Amounts)



                                                    Three Months Ended
EARNINGS PER COMMON SHARE:                               March 31,

                                                1995                1994
                                             ----------          ----------

Net income                                      329,636             323,723
Less preferred dividends                            827                  --
Net income available for                     ----------          ----------
  common share calculation                     $328,809            $323,723
                                             ==========          ==========





Weighted average common shares                  468,557             444,378
  outstanding                                ==========          ==========




Earnings per common share                         $0.70               $0.73
                                             ==========          ==========


EXHIBIT 11
                                 U S WEST, Inc.
                    Computation of Earnings Per Common Share
                    (In Thousands, Except Per Share Amounts)


EARNINGS PER COMMON AND COMMON                      Three Months Ended
  EQUIVALENT SHARE:                                      March 31,

                                                1995                1994
                                             ----------          ----------

Net income                                      329,636             323,723
Less preferred dividends                            827                  --
Net income available for                     ----------          ----------
  common share calculation                     $328,809            $323,723
                                             ==========          ==========





Weighted average common shares                  468,557             444,378
  outstanding
Incremental shares from assumed
  exercise of stock options                         461                 391
                                             ----------          ----------
     Total common shares                        469,018             444,769
                                             ==========          ==========



Earnings per common and                           $0.70               $0.73
  common equivalent share                    ==========          ==========


EXHIBIT 11
                                 U S WEST, Inc.
                    Computation of Earnings Per Common Share
                    (In Thousands, Except Per Share Amounts)




EARNINGS PER COMMON SHARE - ASSUMING                Three Months Ended
   FULL DILUTION:                                        March 31,

                                                1995                1994
                                             ----------          ----------

Net income                                     $329,636            $323,723

Interest on Convertible Liquid Yield
  Option Notes (LYONS)                            5,578               5,441
                                             ----------          ----------

Adjusted income                                 335,214             329,164
Less preferred dividends                            827                   -
                                             ----------          ----------
Adjusted net income available for
  common share calculations                    $334,387            $329,164
                                             ==========          ==========



Weighted average common shares
  outstanding                                   468,557             444,378
Incremental shares from assumed
  exercise of stock options                         600                 391
Shares issued upon conversion of LYONS            9,894              10,230
                                             ----------          ----------
     Total common shares                        479,051             454,999
                                             ==========          ==========



                                             ----------          ----------
Earnings per common share -                       $0.70               $0.72
  assuming full dilution                     ==========          ==========


* Amounts are excluded from fully diluted earnings (loss) per common share calculation due to their anti-dilutive effect.
